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                                  EXHIBIT 4(i)
                                  ------------



                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------
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                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of October 14, 1998 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), made by Worthington Industries, Inc., a Delaware corporation ("Worthington Delaware"), and Worthington Industries, Inc., an Ohio corporation ("Worthington Ohio"), in favor of The Bank of Nova Scotia and PNC Bank, Ohio, National Association, in their capacities as agents (the "Agents") for the lenders (the "Lenders") from time to time parties to the Amended and Restated Loan Agreement dated as of May 30, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein which are defined in the Loan Agreement are used herein as so defined), among Worthington Delaware, the Lenders and the Agents.

                                   WITNESSETH:

         WHEREAS, pursuant to an Agreement of Merger, dated as of August 20, 1998 (the "Merger Agreement"), between Worthington Delaware and Worthington Ohio, Worthington Delaware is merging (the "Merger") with and into Worthington Ohio effective October 14, 1998 (the "Effective Date") with Worthington Ohio being the surviving corporation in the Merger; and

         WHEREAS, Worthington Ohio is a wholly-owned subsidiary of Worthington Delaware and a Consolidated Subsidiary of Worthington Delaware for purposes of the Loan Agreement; and

         WHEREAS, Section 6.6 of the Loan Agreement provides that Worthington Delaware may merge into a Consolidated Subsidiary if the surviving corporation:
(a) is organized and existing under the laws of a state of the United States;
(b) has the majority of its property and assets within the continental limits of the United States of America; and (c) assumes in writing all of the obligations and liabilities of Worthington Delaware, as Borrower, under the Loan Documents; and

         WHEREAS, immediately after giving effect to the Merger, no condition or event would exist which constitutes a Default or an Event of Default; and

         WHEREAS, Worthington Delaware and Worthington Ohio have agreed to execute and deliver this Agreement to the Agents for the benefit of the Lenders;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

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         SECTION 1. Assignment and Assumption. Upon the effectiveness of the
Merger in accordance with the terms of the Merger Agreement, (i) Worthington Delaware hereby assigns, conveys and transfers to Worthington Ohio, and Worthington Ohio hereby accepts the assignment, conveyance and transfer to it of, all rights, obligations and liabilities of Worthington Delaware under and in connection with the Loan Agreement, the other Loan Documents to which Worthington Delaware is a party and all other documents, certificates, instruments and other agreements executed and delivered by Worthington Delaware in connection therewith and (ii) Worthington Ohio hereby agrees, as successor by merger to Worthington Delaware, to be bound by all terms, conditions, covenants, indemnities and other provisions of the Loan Agreement, such other Loan Documents and such other documents, certificates, instruments and other agreements as and to the same extent as Worthington Delaware is bound thereby immediately prior to the effectiveness of the Merger and to perform all covenants and agreements of Worthington Delaware thereunder for the benefit of the Agents and the Lenders.

         SECTION 2. Representations and Warranties. Worthington Delaware and Worthington Ohio each hereby represent and warrant to the Agents and the Lenders that:

         (a) Each of Worthington Delaware and Worthington Ohio has the corporate power and authority to execute, deliver and perform this Agreement and Merger Agreement and to consummate the Merger in accordance with the terms of the Merger Agreement and has taken all corporate action necessary to be taken by it to authorize such actions.

         (b) This Agreement and the Merger Agreement each constitute a legal, valid and binding obligation of Worthington Delaware and Worthington Ohio, enforceable against Worthington Delaware and Worthington Ohio in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) Prior to the effectiveness of the Merger, Worthington Ohio (i) engaged in no activities or business other than the negotiation, execution and delivery of this Agreement and the Merger Agreement and the performance of its obligations under the Merger Agreement and (ii) did not have any Subsidiaries.

         SECTION 3. Miscellaneous. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

         (b) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                             WORTHINGTON INDUSTRIES, INC., a
                                             Delaware corporation

                                             By:/s/ John T. Baldwin
                                                --------------------------------
                                             Print Name:    John T. Baldwin
                                                        ------------------------
                                             Title:         Treasurer
                                                   -----------------------------


                                             WORTHINGTON INDUSTRIES, INC.,
                                             an Ohio corporation

                                             By:/s/ John T. Baldwin
                                                --------------------------------
                                             Print Name:    John T. Baldwin
                                                        ------------------------
                                             Title:         Treasurer
                                                   -----------------------------

ACCEPTED AND AGREED:

THE BANK OF NOVA SCOTIA,
on its own behalf as Lender and as Administrative Agent

By:/s/ F.C.H. Ashby
   -----------------------------------
Print Name:    F.C.H. Ashby
           ---------------------------
Title:  Senior Manager Loan Operations
      --------------------------------


PNC BANK, NATIONAL
ASSOCIATION,
on its own behalf as Lender and as Documentation Agent,

By:/s/ David W. Mengel
   -----------------------------------
Print Name:    David W. Mengel
           ---------------------------
Title:         Senior Vice President
      --------------------------------

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NATIONSBANK, N.A.,
as Lender

By:/s/ Philip S. Durand
   -----------------------------------
Print Name:    Philip S. Durand
           ---------------------------
Title:         Vice President
      --------------------------------


WACHOVIA BANK, N.A.,
as Lender

By:/s/ Bradford L. Watkins
   -----------------------------------
Print Name:    Bradford L. Watkins
           ---------------------------
Title:         Vice President
      --------------------------------


NBD BANK,
as Lender

By:/s/ Daniel J. Pienta
   -----------------------------------
Print Name:    Daniel J. Pienta
           ---------------------------
Title:         Vice President
      --------------------------------


BANK ONE, N.A.,
as Lender

By:/s/ Douglas H. Klamfoth
   -----------------------------------
Print Name:    Douglas H. Klamfoth
           ---------------------------
Title:         Vice President
      --------------------------------


NATIONAL CITY BANK,
as Lender

By:/s/ William J. Whitley
   -----------------------------------
Print Name:    William J. Whitley
           ---------------------------
Title:         Senior Vice President
      --------------------------------

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